Exhibit 10.3

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of July 30, 2020, by and between PACIFIC MERCANTILE BANK, (the “Lender”) and Biolase, Inc., a Delaware limited liability company ( “Borrower”), with reference to the following facts:

A.Borrower has borrowed funds from Lender pursuant to that certain Loan and Security Agreement dated October 28, 2019 (as amended from time to time, the “Loan Agreement”).

B.As of July 27, 2020, no amount is owing under the Loan Agreement, there is no accrued and unpaid interest and no legal fees, costs or other outstanding amount due under the Loan Agreement.  Such amount, plus any accruing interest and costs and accrued and accruing attorneys’ fees and costs after July 27, 2020, are hereinafter referred to herein as the “Existing Debt.”

C.Borrower acknowledges that it did not maintain unrestricted cash at Lender plus unused availability under the Credit Limit in an amount equal to at least the Burn Rate, for the compliance period ending March 31, 2020, as required by Section 5 of the Schedule to the Loan Agreement (the “Existing Non-Compliance Event”).  The Existing Non-Compliance Event is not exhaustive and the failure to include any other non-compliance event shall not be deemed to be a waiver thereof.

D.The Existing Non-Compliance Event entitles Lender to immediately enforce all the remedies set forth in the Loan Agreement.  Borrower has asked Lender to forbear from exercising those remedies as a result of the Existing Non-Compliance Event, and Lender has agreed, provided Borrower enters into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.Defined Terms.  Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement and the “Loan Documents” as defined in the Loan Agreement.

2.Borrower Acknowledgements.  Borrower acknowledges that:  (i) the Existing Non-Compliance Event has occurred and presently exist under the Loan Agreement and Loan Documents, (ii) that the Recitals herein are true and correct, (iii) pursuant to the Loan Agreement and Loan Documents, Lender has a valid, perfected first-priority security interest in all of the Borrower’s present and future Collateral, (iv) subject to the provisions set forth in Section 3 below, as a result of the Existing Non-Compliance Event Lender has the right to take immediate possession of, and foreclose upon, all of the Collateral, pursuant to the Loan Agreement and Loan Documents and to exercise all other rights and remedies granted to it under the Loan Agreement and Loan Documents and by law, (v) Lender is not obligated to make any Loans or other credit extensions to the Borrower, under the Loan Agreement or otherwise but may do so at its sole and absolute discretion, (vi) Lender is not obligated to permit Borrower to have any overdrafts in any of its deposit accounts with Lender, and permitting any such overdrafts is at the sole and absolute discretion of Lender, and (vii) except as set forth in Section 4 below, Lender is not agreeing to waive the Existing Non-Compliance Event as a result of this Agreement or the performance by the parties of their respective obligations hereunder. Borrower further represents, warrants and acknowledges that all necessary action to authorize the execution and delivery of this Agreement by Borrower has been taken and that this Agreement is a forbearance relating to an existing obligation and is not a novation.

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3.Forbearance.  Subject to the terms and conditions contained herein and subject to performance by Borrower of all of the terms of this Agreement and the Loan Agreement and Loan Documents after the date hereof, Lender shall forbear from exercising any remedies that Lender has against Borrower as a result of the occurrence of the Existing Non-Compliance Event, until the earlier of the following dates (the “Forbearance Period”):  (i) July 31, 2020 or (ii) the date any of the following (an “Additional Non-Compliance Event”) shall occur:  (a) an Event of Default under the Loan Agreement or any Loan Document occurs (including, without limitation, any Event of Default consisting of the non-compliance with the financial covenant set forth in Recital C for any periods other than the period specified therein, and any Default or Event of Default which has occurred as of this date which is not an Existing Non-Compliance Event) or (b) Borrower fails to pay any amount due under this Agreement or to perform any covenant or other agreement contained in this Agreement or any other document entered into pursuant hereto, or any breach by Borrower of any representation or warranty of this Agreement.  This forbearance shall not be deemed a continuing waiver or forbearance with respect to any Event of Default of a nature similar to the Existing Non-Compliance Event that may have occurred before or may occur after the date of this Agreement. At the end of the Forbearance Period, the Forbearance Period under this Agreement shall expire automatically, immediately, and without notice or demand, and subject to Section 4 below, Lender shall be entitled to the immediate exercise of all the rights and remedies available to it under the Loan Documents or otherwise at law.  Nothing in this Agreement shall constitute a waiver of any Default or Event of Default under the Loan Documents or of Lender’s rights or remedies under any other indebtedness now or hereafter existing between the Lender and the Borrower.  This agreement is being executed by the Lender to accommodate the request of Borrower, and Borrower understands and agrees that Lender has no obligation to grant further forbearances in the future.

4.Lender Agreement to Waive Existing Non-Compliance Events. Lender agrees to waive in writing the Existing Non-Compliance Events on August 1, 2020, if the following conditions are satisfied:   (a) no Additional Non-Compliance Events have occurred or are continuing under the Loan Documents and (b) on or before July 31, 2020, the additional covenants set forth in Section 6 below, are satisfied.  This waiver does not constitute a waiver of any other defaults, covenants, terms or provisions of the Loan Agreement, or any other Loan Documents, whether or not similar to the Existing Non-Compliance Events.

5.No Loans or Overadvances. During the Forbearance Period, Lender shall not make, and Borrower shall not request, any Loans under the Loan Agreement.  Additionally, at no time shall Borrower permit to exist an Overadvance under the Loan Agreement.

6.Additional Covenants.  In addition to Borrower’s covenants set forth in this Agreement and the Loan Agreement, Borrower covenants and agrees as follows:

(a)On or before July 31, 2020, Borrower has received net cash proceeds in the amount of at least $8,000,000 from the issuance of Borrower’s equity securities issued after June 1, 2020 and such proceeds have been deposited in an account or accounts maintained with Lender.

(b)During the Forbearance Period and in lieu of compliance with the Liquidity financial covenant set forth in Section 5 of the Schedule to the Loan Agreement for such periods, Borrower has maintained, and shall maintain, unrestricted cash at Lender plus Cash Equivalents with Lender, in an aggregate amount equal to at least $1,500,000, determined as of the end of each month ending April 30, 2020, May 31, 2020 and June 30, 2020 (for the avoidance of doubt, Borrower shall resume compliance with the Liquidity financial covenant set forth in Section 5 of the Schedule to the Loan Agreement for the period ending July 31, 2020).

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7.Amendments to the Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)The term “First Amendment” is hereby added to Section 8 of the Loan Agreement, in alphabetical order, and shall read as follows:

“First Amendment” means that certain First Amendment to the Loan and Security Agreement, by and between Borrower and Lender and dated approximately July 30, 2020.

(b)Clause (i) of the defined term “Eligible Accounts” in Section 8 of the Loan Agreement is restated to read as follows:

“(i) the Account must not be outstanding for more than 60 days from its due date or 180 days from its invoice date (the “Eligibility Period”);”

(c)Clause (xx) of the defined term “Eligible Accounts” in  Section 8 of the Loan Agreement is restated to read as follows:

(xx) the Account must comply with the terms of sale as set forth by Exim Bank; provided that nothing herein shall exclude Accounts invoiced with “payment upon delivery”, “COD” or similar terms to the extent such Account is not otherwise deemed ineligible hereunder);

(d)That portion of the defined term “Eligible Accounts” in  Section 8 of the Loan Agreement, which currently reads as follows:

“Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 20% of the total Accounts outstanding.  In addition, if more than 20% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period or are otherwise not Eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing.  Without limiting the generality of the foregoing, credit balances over 90 days from due date or 180 days from invoice date will be deducted in determining Eligible Accounts.  Lender may, from time to time, in its Good Faith Business Judgment, revise the Minimum Eligibility Requirements, upon 30 days prior written notice to Borrower.”

is hereby restated to read as follows:

“Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 20% of the total Accounts outstanding.  In addition, if more than 20% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period or are otherwise not Eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing.  Without limiting the generality of the foregoing, credit balances over 60 days from due date or 180 days from invoice date will be deducted in determining Eligible Accounts.  Lender may, from time to time, in its Good Faith Business Judgment, revise the Minimum Eligibility Requirements, upon 30 days prior written notice to Borrower.”

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8.Repayment; Fees.

(a)Borrower shall continue to make all payments as they become due under the Loan Agreement.

(b)In consideration of Lender’s execution of this Agreement, Borrower shall, concurrently with the execution of this Agreement, pay Lender a forbearance and amendment fee equal to $1,500 (the “Amendment Fee”), which fee is fully earned and nonrefundable as of the date of this Agreement

(c)In consideration of Lender’s execution of this Agreement, Borrower shall, concurrently with the execution of this Agreement, pay Lender’s legal fee accrued prior to the date hereof, in an amount equal to $9,972.00 (the “Legal Fees”), which fee is fully earned and nonrefundable as of the date of this Agreement.

9.Ratification by Borrower of Lender’s First Priority Security Interest in Collateral.  Borrower hereby confirms and ratifies Lender’s first priority lien and security interest in and to all Collateral.  Borrower shall execute such security agreements, financing statements and other documents as Lender may from time to time reasonably request to carry out the terms of this Agreement and the Loan Agreement.  Borrower authorizes Lender to file such financing statements and amendments relating to the Collateral.  Such liens and security interests shall secure all of the obligations of Borrower under this Agreement and the Loan Agreement and the Loan Documents.

10.Receipt and Application of Payments.  All payments hereunder and under the Loan Agreement may, may be applied by the Lender to the Obligations thereunder, in Lender’s sole and absolute discretion.  Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default pursuant to this Agreement, and at any time thereafter and until the entire amount then due has been paid, Lender shall be entitled to exercise all rights conferred upon it herein or in the Loan Agreement upon the occurrence of an Event of Default.  To the extent that Lender receives any payment or benefit and such payment or benefit, or any part thereof, is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Existing Debt, or any part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made, shall accrue interest at the highest rate applicable to any portion thereof, shall be secured by the Collateral and payable on demand.

11.Lender Expenses.  Borrower shall reimburse Lender for all expenses incurred by Lender, at any time on, before or after the date hereof in connection with (i) preparing and negotiating this Agreement; (ii) protecting Lender’s security interests and liens in the Collateral; and (iii) any matters contemplated by or arising out of this Agreement or the Loan Agreement or any Loan Document including, by way of illustration only, any action taken (a) to commence, prosecute, defend or intervene in any litigation (adversary proceeding or otherwise) or to file a petition, complaint, answer, motion or other pleadings, (b) to take any other action in or with respect to any suit, case, motion, appeal or proceeding (bankruptcy or otherwise), (c) to draft documents in connection with any of the foregoing or in connection with any proposed modification or amendment of this Agreement or the Loan Agreement, or any proposed waiver, extension or refinance of the Existing Debt, including, but not limited to, all outside counsel fees incurred by Lender in connection with the preparation and negotiation of this Agreement and the Loan Agreement, (d) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or assets of Borrower, (e) to attempt to enforce any rights of Lender to collect any part of the Existing Debt, or (f) any matter relating to the ongoing administration of this Agreement or the Loan Agreement or any Loan

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Document (collectively “Lender Expenses”).  Lender Expenses shall also include all expenditures by Lender, including payment made by Lender for taxes, insurance, assessments, costs or expenses which Borrower is required to pay under this Agreement or the Loan Agreement or any Loan Document, but fails to pay; inside and outside counsel fees and any expenses, costs and charges relating to such expenditures (including, without limitation, all fees of legal assistants and other staff employed by such attorneys); and all other expenses of any kind whatsoever incurred by Lender in connection with administration of this Agreement and the Loan Agreement and any Loan Document, whether such expenditures, fees and expenses are incurred before, after or in connection with the commencement of an insolvency proceeding, including any actions taken in connection with cash collateral orders, motions for relief from any stays, preparation for any objections to plans of reorganization and any other negotiations, actions or appeals entered into, taken or made in connection with the reorganization, bankruptcy or liquidation of Borrower or the Collateral.  With respect to any Lender Expenses owing by Borrower to Lender incurred prior to the execution of this Agreement, such amounts shall be paid within ten (10) days of Borrower’s receipt of notice from Lender of the amount of such fees and costs.  With respect to all other Lender Expenses owing by Borrower to Lender, such amounts shall be paid within ten (10) days of Borrower’s receipt of notice from Lender of the existence and amount of such Lender Expenses.

12.Representations and Warranties.  Borrower represents and warrants to Lender as follows:

(a)No Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under any of the Loan Agreement, other than the Existing Non-Compliance Event.

(b)The Forbearance Period granted pursuant to the terms of this Agreement is reasonable and is based upon the projections of Borrower.

(c)All representations and warranties of Borrower in this Agreement and the Loan Agreement and the Loan Documents are true and correct as of the date hereof, and shall survive the execution of this Agreement.

(d)Lender has not at any time directed or participated in any aspect of the management of Borrower or the conduct of Borrower’s business.  Borrower has made all business decisions independently of Lender, and Lender has limited its actions to those solely of a lender of money.

(e)Lender is not required to grant any additional credit to Borrower or to renew or forbear to enforce any obligations of Borrower other than the limited forbearance set forth in Section 3 of this Agreement.

(f)All of Borrower’s deposit accounts (including operating and payroll accounts) and investment accounts are with Lender, except as otherwise permitted in the Loan Agreement.

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13.Rights and Remedies.

(a)Upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(i)Without notice to Borrower, set off and apply to the amounts due and owing under the Loan Agreement and this Agreement:

(A)any and all cash or certificates of deposit held by Lender for whatever purpose; and

(B)indebtedness at any time owing to or for the credit or the account of Borrower held by Lender.

(ii)Take action against Borrower for payment under the Loan Agreement and this Agreement;

(iii)Demand that Borrower (i) deposit cash with Lender in an amount equal to the amount of any letters of credit remaining undrawn, as collateral security for the repayment of any future drawings under such letters of credit, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of the letters of credit, and Borrower shall promptly deposit and pay such amounts; and/or

(iv)Exercise any right and remedy authorized by the Loan Agreement and/or this Agreement and/or any Loan Document and/or applicable law.

(b)Lender’s rights and remedies under this Agreement, the Loan Agreement and all other agreements shall be cumulative.  Lender shall have all other rights and remedies not inconsistent herewith as provided under the California Uniform Commercial Code, by law, or in equity.  No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on the part of Borrower shall be deemed a continuing waiver.  No delay by Lender shall constitute a waiver, election, or acquiescence by it.  Lender shall have the right to take any action it deems necessary against Borrower in order to enforce or perfect, or to realize on its security interest in the Collateral.

14.Tolling of Statute of Limitations. During the term of this Agreement, the parties hereto agree to toll and suspend any applicable periods of limitation, repose, or time within which any claim, cause of action or suit related to enforcement of the Loan Documents must be made or commenced by Lender.

15.Power of Attorney.  In addition to the rights provided under Section 7.5 of the Loan Agreement, effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Lender (and any of Lender’s designated officers, or employees) as Borrower’s true and lawful attorney to:  (a) send requests for verification of Accounts or notify account debtors of Lender’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Lender’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Lender without first obtaining Borrower’s

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approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any copyrights, patents or trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any copyrights, patents or trademarks in which Borrower no longer has or claims to have any right, title or interest; and (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred.  The appointment of Lender as Borrower’s attorney in fact, and each and every one of Lender’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender’s obligation to provide Loans is terminated.

16.Conditions Precedent.  The effectiveness of this Agreement is subject to Lender’s receipt of all of the following:

(a)this Agreement and such other agreements and instruments reasonably requested by Lender pursuant hereto (including such documents as are necessary to create and perfect Lender’s interest in the Collateral), each duly executed by Borrower;

(b)payment of the Amendment Fee;

(c)payment of the Legal Fees, and

(d)such other documents and completion of such other matters as Lender may reasonably deem necessary or appropriate.

17.Waiver of Notice and Cure.  Borrower acknowledges that Events of Default have occurred under the Loan Agreement that, but for this Agreement, would have entitled Lender to exercise all the remedies available to Lender under the Loan Agreement and applicable law.  Borrower each waives all notices of default and rights to cure that are otherwise provided in the Loan Agreement or applicable law, including, but not limited to, rights to notice and redemption under California Uniform Commercial Code sections 9611, 9620 and 9623.  Borrower each further waives any claim that a sale or other disposition by Lender of the Collateral is not commercially reasonable because Lender disclaims any warranties with respect to such sale or other disposition, including, without limitation, disclaimers of warranties relating to title, possession, quiet enjoyment, or the like.

18.Release.

(a)Borrower each acknowledges that Lender would not enter into this Agreement without Borrower’s assurance hereunder.  Except for the obligations arising hereafter under this Agreement, Borrower hereby absolutely discharges and releases Lender, any person or entity that has obtained any interest from Lender under the Loan Agreement and each of Lender’s and such entity’s former and present partners, stockholders, officers, directors, employees, successors, assignees, agents and attorneys from any known or unknown claims which Borrower now has against Lender of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby.

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(b)Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(c)The provisions, waivers and releases set forth in this section are binding upon Borrower and Borrower’s shareholders, agents, employees, assigns and successors in interest, and each and every party claiming rights by or through Borrower.  The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest.

(d)Borrower warrants and represents that Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and Borrower has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Borrower shall indemnify and hold harmless Lender from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

(e)The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Agreement and the Loan Agreement, and/or Lender’s actions to exercise any remedy available under the Loan Agreement or otherwise.

19.Further Assurances.  Borrower will take such other actions as Lender may reasonably request from time to time to perfect or continue Lender’s security interests in Borrower’s property, and to accomplish the objectives of this Agreement.

20.Consultation of Counsel.  Borrower acknowledges that Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement.  Borrower has executed this Agreement after reviewing and understanding each provision of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of Lender.  Borrower further acknowledges that Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration described herein.

21.Miscellaneous.

(a)Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

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(b)Integration.  This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement; except that any financing statements or other agreements or instruments filed by Lender with respect to Borrower shall remain in full force and effect.

(c)Entire Agreement.  This Agreement and the Loan Agreement contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings with respect to the subject matter hereof and thereof.

(d)Course of Dealing; Waivers.  No course of dealing on the part of Lender or its officers, nor any failure or delay in the exercise of any right by Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Lender thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Lender.

(e)Time is of the Essence.  Time is of the essence as to each and every term and provision of this Agreement and the other Loan Agreement.

(f)Counterparts.  This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

(g)Legal Effect.  Except as explicitly set forth herein, the Loan Agreement remains unmodified and in full force and effect.  If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

(h)Choice of Law and Venue; Jury Trial Waiver.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.  Jurisdiction shall lie in the State of California.  All disputes, controversies, claims, actions and similar proceedings arising with respect to your account or any related agreement or transaction shall be brought in the Superior Court of Orange County, California or the United States District Court for the Southern Division of the Central District of California, except as provided below with respect to arbitration of such matters.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, THE LOAN AGREEMENT OR ANY LOAN DOCUMENT, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING , AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.  NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THAT THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO

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JUDICIAL REFERENCE ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE.  IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN.  THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARM’S-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN.  ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF INVALIDITY OF SUCH JURY TRIAL WAIVER.

(i)Assignment and Indemnity.  Borrower consents to Lender’s assignment of all or any part of Lender’s rights under this Agreement and the Loan Agreement.  Borrower shall indemnify and defend and hold Lender and any assignee of Lender’s interests harmless from any actions, costs, losses or expenses (including attorneys’ fees) arising out of such assignment, this Agreement and the Loan Agreement.

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IN WITNESS WHEREOF the undersigned have executed this Agreement as of the first date above written.

Borrower:		Lender
BIOLASE, INC.		PACIFIC MERCANTILE BANK

By:	/s/ John Beaver	By:	/s/ Nick Valencia
Name	John Beaver	Name:	Nick Valencia
Title:	CFO	Title:	VP Sr. Relationship Manager ABL Manager

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